Exhibit 99.F

AIG

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

A CAPITAL STOCK COMPANY
175 WATER STREET, NEW YORK, NY 10038

FOLLOW FORM BOND

DECLARATIONS

BOND NUMBER: 626-04-02

ITEM 1. **NAMED INSURED:** WELLS FARGO FUNDS TRUST, ET AL

ADDRESS: 525 MARKET STREET
SAN FRANCISCO, CA 94105

ITEM 2. **BOND PERIOD: FROM** March 1, 2006 **TO** March 1, 2007 **AT** 12:01 STANDARD TIME AT THE ADDRESS OF THE NAMED INSURED SHOWN ABOVE.

ITEM 3. **LIMIT OF LIABILITY:** $10,000,000 **Excess of** $90,000,000 **in the Aggregate of** None

ITEM 4. **SCHEDULE OF PRIMARY UNDERLYING EXCESS POLICIES (HEREIN COLLECTIVELY THE "UNDERLYING PROGRAM"):**

Primary Policy (herein "Primary Policy"):

Insurer: Policy Number	Single Loss Limit	Aggregate Limit	Deductible	Policy Period
Great American FS5177601	$20,000,000		$25,000	03/01/2006-03/01/2007

Underlying Excess Policy(ies):

Insurer: Policy Number	Single Loss Limit	Aggregate Limit	Policy Period
Fidelity & Deposit Company of MD FIB0004712-05	$20,000,000 Excess of $20,000,000	None	03/01/2006-03/01/2007
St Paul/Travelers 0463BD0968	$20,000,000 Excess of $40,000,000	None	03/01/2006-03/01/2007
Chubb-Federal Insurance Co. 8194-4292	$20,000,000 Excess of $60,000,000	None	03/01/2006-03/01/2007
Axis Reinsurance Company RNN712693/01/06	$10,000,000 Excess of $80,000,000	None	03/01/2006-03/01/2007
1057210			

63674 (10/95)

1

ITEM 5. The liability of the Underwriter is subject to the terms of the following riders attached hereto: #1,#2,#3,#4,#5

ITEM 6. The Insured by the acceptance of this bond gives notice to the Underwriter terminating or canceling prior bond(s) or policy (ies) No (s) 491-16-79 such termination or cancellation to be effective as of the time this bond becomes effective.

XXXXX

SECRETARY

XXXXX

PRESIDENT

XXXXX

AUTHORIZED REPRESENTATIVE

COUNTERSIGNATURE & DATE

COUNTERSIGNED AT

1057210

63674 (10/95) 2

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

A CAPITAL STOCK COMPANY

175 WATER STREET, NEW YORK, NY 10038

FOLLOW FORM BOND

Various provisions in this bond restrict coverage. Read the entire bond carefully to determine rights, duties and what is and is not covered.

Throughout this bond, the words “you” and “your” refer to the Named Insured as shown in Item 1 of the Declarations. The words “we”, “us” and “our” refer to the Company providing this Bond.

In consideration of the payment of the premium and in reliance upon the statements in the Declarations and in the Application, we agree with you to provide coverage as follows:

INSURING AGREEMENT

I. Coverage

A. We will pay on your behalf the Ultimate Net Loss in excess of the Underlying Bond as shown in Item 4 of the Declarations, but only up to an amount not exceeding our Limit of Liability as in Item 3 of the Declarations and only after the issuers of the Underlying Bond have paid or have been held liable to pay the full amount of limits of liability of the Underlying Bond. Except for the terms, definitions, conditions and exclusions of this bond, the coverage provided by this bond shall follow the terms, definitions, conditions and exclusions of the Underlying Bond as shown in Item 4 of the Declarations.

B. The Limit of Liability shown in Item 3 of the Declarations states the most we will pay regardless of the number of Insureds, claims made or suits brought or persons, organizations making claims or bringing suits.

II. Definition

A. Ultimate Net Loss

The term “Ultimate Net Loss” means the amount payable in settlement of the loss of the Insured after making deductions for all recoveries and for other valid and collectible Bonds, except however the Underlying Bond shown in Item 4 of the Declarations.

III. Conditions

A. Maintenance of Limit of Liability of Underlying Bond

The limit of liability of the Underlying Bond shall be maintained in full force and effect during the period of this bond. Under no circumstances, including but not limited to bankruptcy, insolvency or inability to pay at the issue of the Underlying Bond, will we drop down and replace the Underlying Bond or assume any obligation of the Underlying Bond.

If you fail to comply with this requirement, we will only be liable to the same extent that we would have been had you fully complied with this requirement.

B. Cancellation

1. You may cancel this bond. You must mail or deliver advance written notice to us stating when the cancellation is to take effect.

63675 (10/95) 1

2. We may cancel this bond. If we cancel because of non-payment of premium, we must mail or deliver to you not less than ten- (10) days advance written notice stating when the cancellation is to take effect. If we cancel for any other reason, we must mail or deliver to you not less than thirty- (30) days advance written notice stating when the cancellation is to take effect. Mailing that notice to you at your mailing address shown in Item 1 of the Declarations will be sufficient to prove notice.

3. The bond period will end on the day and hour stated in the cancellation notice.

4. If we cancel, earned premium will be calculated pro rata based on the time this bond was in force.

5. If you cancel, earned premium will be calculated based on short rate tables.

6. The first Named Insured in Item 1 of the Declarations shall act on behalf of all other Insureds with respect to the giving and receiving of notice of cancellation and the receipt of any refund that may become payable under this bond.

7. Any of these provisions that conflict with a law that controls the cancellation of the insurance in this bond is changed by this statement to comply with that law.

C. Cancellation of Underlying Insurance Bond

This bond is canceled upon cancellation of the Underlying Bond. You must promptly notify us of the cancellation of the Underlying Bond. Such notice must be made when you send a notice of cancellation of the Underlying Bond to, or when you receive such notice from, the issuer of the Underlying Bond.

D. Changes to Underlying Bond

You must promptly notify us of any changes to the Underlying Bond which are made after its inception. Any changes made to the Underlying Bond after its inception shall not affect the terms and conditions of this bond, which shall continue to apply as though no change had been made to the Underlying Bond.

E. Notice of Claim or Loss

You must notify us in writing as soon as practicable when you become aware of any claim or loss under the Underlying Bond or any bond which may give rise to any claim or loss under this bond.

F. Payment of Premium

The first named Insured shown in Item 1 of the Declarations shall be responsible for payment of all premiums when due.

In Witness Whereof, we have caused this bond to be executed and attested, but this bond shall not be valid unless countersigned by one of our duly authorized representatives, where required by law.

XXXXX

SECRETARY

XXXXX

PRESIDENT

63675 (10/95) 2

ENDORSEMENT# 1

This endorsement, effective 12:01 am March 1, 2006 forms a part of policy number 626-04-02 issued to WELLS FARGO FUNDS TRUST, ET AL by National Union Fire Insurance Company of Pittsburgh, Pa.

CALIFORNIA CANCELLATION/NONRENEWAL

ENDORSEMENT

Wherever used in this endorsement: 1) “we”, “us”, “our”, and “Insurer” mean the insurance company which issued this policy; and 2) “you”, “your”, “Named Insured”, “First Named Insured”, and “Insured” mean the Named Corporation, Named Organization, Named Sponsor, Named Entity, Named Insured, or Insured stated in the Declarations page; and 3) “Other Insured(s)” means all other persons or entities afforded coverage under the policy.

In consideration of the premium charged, it is hereby understood and agreed that the Cancellation Clause is replaced with the following:

CANCELLATION CLAUSE

The First Named Insured shown in the Declarations may cancel the policy by mailing or delivering to the Insurer advance written notice of cancellation.

If the policy has been in effect for more than sixty (60) days or if it is a renewal, effective immediately, the Insurer may not cancel the policy unless such cancellation is based on one or more of the following reasons:

1. Nonpayment of premium, including payment due on a prior policy issued by the Insurer and due during the current policy term covering the same risks.

2. A judgement by a court or an administrative tribunal that the Named Insured has violated any law of this state or of the United States having as one of its necessary elements an act which materially increases any of the risks insured against.

3. Discovery of fraud or material misrepresentation by either of the following:

a. The Insured or Other Insured(s) or his or her representative in obtaining the insurance; or

b. The Named Insured or his or her representative in pursuing a claim under the policy.

4. Discovery of willful or grossly negligent acts or omissions, or of any violations of state laws or regulations establishing safety standards, by the named Insured or Other Insured(s) or a representative of same, which materially increase any of the risks insured against.

5. Failure by the named Insured or Other Insured(s) or a representative of the same to implement reasonable loss control requirements which were agreed to by the Insured as a condition of policy issuance or which were conditions precedent to the use by the Insurer of a particular rate or rating plan if the failure materially increases any of the risks insured against.

END 001

52133 (3/94) - 1 -

ENDORSEMENT# 1 (continued)

6. A determination by the commissioner that the loss of, or changes in, an Insurer’s reinsurance covering all or part of the risk would threaten the financial integrity or solvency of the Insurer.

7. A determination by the commissioner that a continuation of the policy coverage could place the Insurer in violation of the laws of this state or the state of its domicile or that the continuation of coverage would threaten the solvency of the Insurer.

8. A change by the named Insured or Other Insured(s) or a representative of same in the activities or property of the commercial or industrial enterprise which results in a material added risk, a materially increased risk or a materially changed risk, unless the added, increased, or changed risk is included in the policy.

Notice of cancellation shall be delivered or mailed to the producer of record and the Named Insured at least thirty (30) days prior to the effective date of cancellation. Where cancellation is for nonpayment of premium or fraud, notice shall be given no less than ten (10) days prior to the effective date of cancellation.

NONRENEWAL

If the Insurer decides not to renew the policy, the Insurer shall mail or deliver to the producer of record and the named Insured notice of nonrenewal at least sixty (60) days but no more than 120 days prior to the end of the policy period. The notice shall contain the reason for nonrenewal of the policy.

RENEWAL

If a policy has been in effect for more than sixty (60) days or if the policy is a renewal, effective immediately no increase in premium, reduction in limits, or change in the conditions of coverage shall be effective during the policy period unless based upon one of the following reasons:

1. Discovery of willful or grossly negligent acts or omissions, or of any violations of state laws or regulations establishing safety standards by the Named Insured or Other Insured(s) which materially increase any of the risks or hazards insured against.

2. Failure by the named Insured or Other Insured(s) to implement reasonable loss control requirements which were agreed to by the Insured as a condition of policy issuance or which were conditions precedent to the use by the Insurer of a particular rate or rating plan, if the failure materially increases any of the risks insured against.

3. A determination by the commissioner that loss of or changes in an insurer’s reinsurance covering all or part of the risk covered by the policy would threaten the financial integrity or solvency of the Insurer unless the change in the terms or conditions or rate upon which the premium is based is permitted.

4. A change by the named Insured or Other Insured(s) in the activities or property of the commercial or industrial enterprise which results in a materially added risk, a materially increased risk, or materially changed risk, unless the added, increased, or changed risk is included in the policy.

END 001

52133 (3/94) - 2 -

ENDORSEMENT# 1 (continued)

Written notice shall be mailed or delivered to the Named Insured and the producer of record at least thirty (30) days prior to the effective date of any increase, reduction or change.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

XXXXX

AUTHORIZED REPRESENTATIVE

END 001 - 3 -

ENDORSEMENT# 2

This endorsement, effective 12:01 am March 1, 2006 forms a part of policy number 626-04-02 issued to WELLS FARGO FUNDS TRUST, ET AL by National Union Fire Insurance Company of Pittsburgh, Pa.

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

COVERAGE TERRITORY ENDORSEMENT

Payment of loss under this policy shall only be made in full compliance with all United

States of America economic or trade sanction laws or regulations, including, but not limited to, sanctions, laws and regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).

XXXXX

AUTHORIZED REPRESENTATIVE

END 002

89644 (7/05) Page 1 of 1

RIDER# 3

This rider, effective 12:01 am March 1, 2006 forms a part of bond number 626-04-02 issued to WELLS FARGO FUNDS TRUST, ET AL by National Union Fire Insurance Company of Pittsburgh, Pa.

DROP DOWN RIDER

1. It is a condition of the attached bond that the underlying bond(s) shall be maintained in full effect in the amount of $90,000,000 during the period of the attached bond except for any reduction in the Aggregate Limit(s) of Liability contained therein solely by payment of claims.

2. If, by reason of the payment of any claim or claims, by Underwriters during the period of the attached bond which reduces the Aggregate Limit(s) of Liability of the underlying bond, the attached bond shall apply excess of the reduced Aggregate Limit(s) of Liability of the underlying bond. In the event of the exhaustion of the underlying limit(s), the attached bond shall continue in force as primary insurance, and the Deductible set forth in the Schedule of the primary bond shall apply to the attached bond.

3. However, in the event of any reinstatement of the underlying Aggregate Limit(s) of Liability, the attached bond shall apply as excess of the reinstated underlying Aggregate Limit(s) of Liability.

4. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

XXXXX

AUTHORIZED REPRESENTATIVE

RIDER 3

RIDER# 4

This rider, effective 12:01 am March 1, 2006 forms a part of bond number 626-04-02 issued to WELLS FARGO FUNDS TRUST, ET AL by National Union Fire Insurance Company of Pittsburgh, Pa.

RELIANCE UPON OTHER CARRIER’S APPLICATION

In granting coverage under this policy, it is agreed that the Insurer has relied upon the statements and representations contained in the below referenced application (including materials submitted thereto and, if such application is a renewal application, all such previous policy applications, and their attachments and materials, for which this policy is a renewal or succeeds in time) as being accurate and complete. It is further understood and agreed that the Organization and the Insureds warrant and represent to the Insurer that the statements and representations made in such application were accurate on the date such representations and statement were so given and that in connection therewith the Insureds hereby reaffirm each and every statement made in our application to Great American Insurance Companies as accurate as of March 1, 2006 as if it was made to the Insurer on such date. All such statements and representations shall be deemed to be material to the risk assumed by the Insurer, are the basis of this policy and are to be considered as incorporated into this policy.

TYPE OF POLICY APPLICATION:

Investment Company Bond

CARRIER:

Great American Insurance Companies

DATE SIGNED:

February 15, 2006

ALL OTHER TERMS, CONDITIONS AND LIMITATIONS REMAIN UNCHANGED.

XXXXX

AUTHORIZED REPRESENTATIVE

RIDER 4

ENDORSEMENT# 5

This endorsement, effective 12:01 am March 1, 2006 forms a part of Policy number 626-04-02 issued to WELLS FARGO FUNDS TRUST, ET AL by National Union Fire Insurance Company of Pittsburgh, Pa.

FORMS INDEX ENDORSEMENT

The contents of the Policy is comprised of the following forms:

EDITION

FORM NUMBER DATE FORM TITLE

63674 10/95 Follow Form Bond - Dec

63675 10/95 Follow Form Bond - Guts

52133 03/94 CALIFORNIA AMENDATORY - CANCELLATION/NONRENEWAL

89644 07/05 COVERAGE TERRITORY ENDORSEMENT (OFAC) DROP DOWN RIDER

RELIANCE UPON OTHER CARRIER’S APPLICATION 78859 10/01 FORMS INDEX ENDORSEMENT

XXXXX

AUTHORIZED REPRESENTATIVE

END 005

78859 (10/01) Page 1 of 1

National Union Fire Insurance Company of Pittsburgh, Pa.

CLAIM REPORTING INFORMATION SHEET

Reporting Under Policy/Bond Number: 626-04-02

Type Of Coverage: XSF 11095

Insured’s Name, As Given On Policy Declaration(Face Page):

WELLS FARGO FUNDS TRUST, ET AL

Contact Person:

Title:

Phone: Ext

Case or Claimant Name:

If The Party Involved Is Different From “Insured” Name (As Given On The Policy Declaration) State

Relationship:

Insurance Broker/Agent: WILLIS OF MN, INC.

Address: 4000 OLSON MEMORIAL HWY

STE 300

MINNEAPOLIS, MN 55422-0251

Contact: TOM SHELLY

Phone:

Name Of Underwriter (If Known): Richard Ovalle

Please Provide The Information Requested Above So That We Can Expedite Our Service To You.

Send Notice Of Claims To: Attn: Segmentation

175 Water Street

9th Floor

New York, NY 10038